SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 14, 2020
Date of Report (Date of earliest event reported)
__________________________________
UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On July 6, 2020, Unity Bank (the “Bank”), a wholly owned subsidiary of Unity Bancorp, Inc. (the “Company”) executed a Stipulation and Consent to the Issuance of a Consent Order countersigned by the Federal Deposit Insurance Corporation (“FDIC”) on July 8, 2020 (the “Consent Order”), pursuant to which the Bank agreed to the issuance of a Consent Order by the FDIC. On July 6, 2020 the Bank has also agreed to an Acknowledgement and Consent of FDIC Consent Order with the Commissioner of Banking and Insurance for the State of New Jersey (the “Commissioner”), which makes the Consent Order binding as between the Bank and the Commissioner, although the Acknowledgement has not yet been adopted by the Commissioner. The Bank consented to the issuance of the Consent Order without admitting any charges of unsafe or unsound banking practices or violations of law or regulation. The Consent Order requires the Bank to strengthen its Bank Secrecy Act (“BSA”)/anti-money laundering (“AML”) program, and to address other related matters.

The Consent Order arises from a routine safety and soundness examination of the Bank by the FDIC, which was conducted as of October 21, 2019 and received by the Bank on February 26, 2020. Among other things, it requires the board of directors of the Bank to designate a committee to oversee the compliance with the Consent Order, and, among other things, take certain actions to enhance policies and procedures, enhance the training of the Bank’s staff and enhance board and management oversight. Please see Exhibit 10.1 hereto for the full text and terms of the Consent Order.

The provisions of the Consent Order will remain effective until modified, terminated, suspended or set aside by the FDIC. The foregoing description of the Consent Order is qualified in its entirety by reference to the Consent Order which is attached to this report as Exhibit 10.1 and incorporated herein by reference. The Bank expects to shortly receive the Acknowledgment and Consent of FDIC Consent Order from the Commissioner and the Bank intends to provide a copy in its entirety when able.

Based upon quotes received from third party vendors to date and management’s current understanding of the work to be performed to comply with the Consent Order, the Registrant currently estimates that the costs to comply with the Consent Order will approximate $1.8 million.  However, if additional review or remediation work is required to fully comply with the provisions of the Consent Order, the Bank could incur additional expense.

The board of directors and management of the Bank began proactively taking steps to address identified matters promptly following the FDIC examination, and will continue to work with the FDIC to address such matters. While the Bank intends to take such actions as may be necessary to enable it to comply with the Consent Order, there can be no assurance that the Bank will be able to fully comply with the provisions of the Consent Order, that its efforts to comply with the Consent Order will not have adverse effects on the operations and financial condition of the Bank, or that the Bank would not be subject to other regulatory enforcement actions in the future.

This filing contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors”, as amended by our subsequent filings with the Securities and Exchange Commission, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1Consent Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: July 14, 2020
By: /s/ Anthony Cossetti
Anthony Cossetti
CFO/EVP

EXHIBIT INDEX

EXHIBIT #    DESCRIPTION

10.1Consent Order